Exhibit 5.1

600 Travis Street, Suite 3300

Houston, Texas 77002

To Call Writer Directly: (713) 835-3600	www.kirkland.com	Facsimile: (713) 835-3601

July 20, 2017

Amplify Energy Corp.

500 Dallas Street, Suite 1600

Houston, Texas 77002

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Amplify Energy Corp., a Delaware corporation (the “Company”), and have acted as such in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of 11,693,901 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) to be offered and resold from time to time by the selling stockholders named in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”). You have advised us that the Company issued the Shares to the Selling Stockholders pursuant to the Second Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al., as confirmed by the U.S. Bankruptcy Court for the Southern District of Texas on April 14, 2017.

In connection with the opinion expressed herein, we have reviewed such corporate records, certificates and other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Beijing Boston Chicago Hong Kong Houston London Los Angeles Munich New York Palo Alto San Francisco Shanghai Washington, D.C.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal securities laws of the United States of America. We do not express any opinion herein on the laws of any other jurisdiction.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Kirkland & Ellis LLP in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

Beijing Boston Chicago Hong Kong Houston London Los Angeles Munich New York Palo Alto San Francisco Shanghai Washington, D.C.